Exhibit 10.3

Amendment No. 2

To Credit Agreement TF-048/10

Amendment .No 2

To Credit Agreement No TF-048/10 dated 16 July 2010 (the “Credit Agreement”)

Amsterdam	30 December 2011

The undersigned:

Luxoft USA, Inc.,   a company with limited liability incorporated under the laws of Delaware, having its registered office at 2711 Centerville road suite 400, Wilmington, DE 19808, County of New Castle, United States of America (the ‘‘Borrower”); and

AMSTERDAM TRADE BANK N.V., a public company with limited liability incorporated under the laws of the Netherlands, having its registered office at Herengracht 469-475, 1017 BS, Amsterdam, the Netherlands (the “Bank”);

HAVE AGREED AS FOLLOWS:

1.                   To make the following amendments to the Credit Agreement:

1.1.  Clause 1 is redrafted as follows:

“1. Principal Amount and Composition of the Facility: Loan Facility in the amount of USD

18,000,000.00 (Eighteen million US dollars).”

1.2. Clause 6.5 is redrafted as follows:

‘“6.5 Interest: The rate of interest for:

6.5.1 a Loan with its Term up to 3 months is 7.8% per annum;

6.5.2 a Loan with its Term longer than 3 months but not exceeding 6 months is 8.1 % per annum;

6.5.3 a Loan with its Term exceeding 6 months is 8.5 %per  annum.”

2.                   The Borrower and the Bank have agreed that the Schedule II to the Credit Agreement shall be amended and restated as provided in the Schedule II to the present Amendment.

3.                                           All other terms and conditions ofthe Credit Agreement remain in full force and effect.

4.                                           The present Amendment forms an integral part of the Credit Agreement and shall have effect and be dated on the date stated at the beginning of the present Amendment.

5.                                          The present Amendment is made in duplicate.

FOR THE BANK		FOR THE BORROWER

AMSTERDAM TRADE BANK N.Y.		Luxoft USA, Inc..
Centerville Road, Suite 400,
Herengracht 469-475,		Wilmington, DE 19808,
1017 BS, Amsterdam		County of New Castle, United States of America
/s/ J.H.F. Umbgrove
Name:
Title:
		By:	/s/ Glen Granovsky
By:	/s/ E. Volokhova	Name:
Name:		Title
Title:

AGREED and ACKNOWLEDGED

GUARANTOR		AGREED and ACKNOWLEDGED
Luxoft International Company Limited
Akara Building, 24		GUARANTOR
De Castro Street, Wickhams Cay I, P.O.		lBS Group Holding Ltd
Box 3136		Kissack Court, 29
Road Town Tortola		Parliament Street
British Virgin I		Ramsey Isle of Man IM8 IJA
		By:	/s/ Glen Granovsky
By:	/s/ Sophia Ioannou	Name:	Glen Granovsky
Name:		Title:	Director
Title:

Bank			Borrower

Schedule II dated

To Facility Agreement No. TF-048/10 dated 16 July  2010

List of Account Debtors and Facility limits established per individual Account Debtor

BOEING Company	USD 4.500.000,00

IBM Eurocoordination  S.A. and/or  its affiliated  companies (which for the purposes of this facility agreement, for a time being shall includes, IBM Deutschland GmbH)- USD 2.000.000.00

Deutsche Bank AG	USD 7.500.000.00

UBSAG	USD 7.000.000.00

Harman Becker Automotive Systems GmbH	USD 3.000.000.00

(the “Group’’)

The List of approved  Account Debtors is subject to amendments upon sole discretion  of the Bank.

The outstanding aggregate amount of the facilities available to members of the Group shall never exceed the Principal Amount of USD 18,000,000.00, at any given moment during the lifetime of the Agreement and no Drawdown Request will be granted by the Bank if, as the result, any of the limits established above are breached.

The limit on Deutsche Bank AG can also be used for invoices issued by Luxoft Eastern Europe Ltd.